Exhibit 99.1

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS, INC. ANNOUNCES PROPOSED

PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

KNOXVILLE, TN, June 18, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today announced that it intends to offer and sell shares of its common stock and warrants to purchase common stock, subject to market and other conditions, in an underwritten public offering. Provectus intends to use the net proceeds of the offering for clinical development, working capital and general corporate purposes.

Maxim Group LLC is acting as sole book-running manager for the offering.

The shares and warrants are being offered under the Company’s effective shelf registration statement on Form S-3 (No. 333-182476), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC). The securities will be offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the website of the SEC at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus in that registration statement and other documents Provectus has filed or will file with the SEC for more complete information about Provectus and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials, including its current phase 3 study in melanoma, can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws, including but not limited to the expected use of the net proceeds from the offering. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

Contact:

Provectus Biopharmaceuticals, Inc.

Peter R. Culpepper, 866-594-5999 #30

CFO, COO

or

Porter, LeVay & Rose, Inc.

Marlon Nurse, DM, SVP, 212-564-4700

Investor Relations

or

Todd Aydelotte, 646-428-0644

Media Relations

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